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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 21, 1998





                            THE TIMES MIRROR COMPANY
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-13492                   95-4481525
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

               Times Mirror Square, Los Angeles, California 90053
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (213) 237-3700


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ITEM 5.    OTHER EVENTS


                  In a press release dated December 21, 1998, The Times Mirror Company ("Times Mirror") announced share purchases during the fourth quarter of 1998 that were expected to have the effect of reducing of the number of Series A common shares outstanding by approximately 8 million shares.

                  Attached as Exhibit 99 and incorporated herein by reference to this Form 8-K is a copy of the press release dated December 21, 1998 of Times Mirror.


ITEM 7.   EXHIBITS

          (c)   Exhibit

                   99 Press release issued by The Times Mirror Company on December 21, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 1998

                                           THE TIMES MIRROR COMPANY



                                           By: /s/ Thomas Unterman
                                               ---------------------------------
                                           Name:    Thomas Unterman
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer





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